Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 30, 2008, relating to the financial statements of ReneSola Ltd, which appears in ReneSola Ltd’s Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
September 24, 2008